UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2014

CHINA AUTO LOGISTICS INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall

86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China  300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 8, 2014, China Auto Logistics Inc. (the “Company”) announced that the Depository Trust Company (“DTC”) extended the deadline for the Company to submit its written response to DTC’s notice of its intention to suspend all book entry services provided to DTC participants with respect to the Company’s common shares (the “Global Lock Notice”). The Company must now submit its response to the Global Lock Notice by Spetember 12, 2014. The Company had previously disclosed the receipt of the Global Lock Notice in a Form 8-K filed with the Securities and Exchange Commission on July 23, 2014. Once the Company submits its response to DTC, DTC will then have up to twenty business days to reply to the Company with either a determination or a request for further information. There can be no assurance that the Company’s efforts will be successful.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated August 8, 2014

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AUTO LOGISTICS INC.

Date: August 11, 2014	By:	/s/ Tong Shiping
	Name:	Tong Shiping
	Title:	President and Chief Executive Officer